EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

 We consent to the incorporation by reference in the Registration Statements (Nos. 333-128478 and 333-128457) of Williams Scotsman International, Inc. on Form  S-8  of our report dated March 23, 2006 relating to the financial statements of Wiron Construcciones Modulares, S.A. as of December 31, 2005 and for the year then ended, included in this Current Report on Form 8-K/A dated November 1, 2006 of Williams Scotsman International, Inc. filed with the Securities and Exchange Commission.

Madrid, Spain October 30, 2006

Gassó Auditores

/s/ Serafín Doval Miquez
Serafín Doval Miguez